UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 12, 2015

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

GigOptix, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on November 12, 2015. 39,656,104 shares appeared at the Annual Meeting, representing 90.01% of the 44,056,207 shares of common stock outstanding and entitled to vote on the record date of October 1, 2015.

Proposal 1: Election of Directors

At the Annual Meeting, Joseph J. Lazzara and Kimberly D.C. Trapp were elected to the Board of Directors as the Class I directors. They will serve until the 2018 annual meeting and until their successors are duly elected and qualified.

Nominee	Votes For	Withholds	Broker Non-Votes
Joseph J. Lazzara	20,002,761	4,510,365	15,142,978
Kimberly D.C. Trapp	20,074,704	4,438,422	15,142,978

Proposal 2: Approval, on an Advisory Basis, of the 2014 Compensation of the Company’s Named Executive Officers

A non-binding vote to approve, on an advisory basis, the 2014 compensation of the Company’s named executive officers was voted on and approved:

For	Against	Abstain	Broker Non-vote
18,118,454	5,620,906	773,766	15,142,978

As disclosed in the Company’s 2015 Proxy Statement, this vote on Proposal 2 is advisory and non-binding. However, stockholders can be assured that the Board of Directors and the Compensation Committee will review and consider the voting results, as well as other corporate governance guidance, in crafting their approach to future executive compensation matters.

Proposal 3: Ratification of Burr Pilger Mayer, Inc. Appointment

A proposal to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved by the following vote:

For	Against	Abstain	Broker Non-vote
39,255,756	256,051	144,297

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: November 12, 2015